Employment of Retired Person (and outgone) or Leaving Employee

Employment Agreement

Employment Unit (Seal): Dalian Rino Environmental Engineering Technology Co., Ltd.

Legal Representative (Seal): Dejun Zhou

Employee ( signature and seal): Li Yu

ID number: 210204195902013061

Date of Signature          February 21, 2010

Certification Unit (Seal):

Certification Date (Seal):

Formed by the Labor Department of Dalian

Upon negotiation between employment unit (Party A) and employee (Party B), the following terms are agreed upon and shall be followed:

1.	Party A engages Party B for the position of accounting manager from February 28, 2010 to February 28, 2011. The monthly compensation is 4500.00 (RMB).

2.
During the employment period, the arrangement of medical fees are as follows; (a) if Party B is a retired officer, the medical expenses will be the responsibility of his former employer; (b) if Party B, as a retired employee, is employed by  government departments, social groups, government-sponsored public institutions or social welfare unit which engage in the placement of handicapped, the medical expenses will be the responsibility of his former employer; (c) if Party B leaves his position temporarily, the medical expenses will be compensated by his former employer’s medical insurance plan.

3.
During the employment period, if Party B is hurt, handicapped or dead in the during work, all the expenses incurred in the treatment and all the entitled insurance and welfare benefit will be the responsibility of employer according to relevant national regulations.

4.
During the employment period, in the event of serious violation of Party A’s internal regulations by Party B, Party A may terminate this Employment Agreement. If Party A is unable to pay salaries, or provide working condition according to regulations or Party A compel working through unfair means, Party B may terminate this Employment Agreement.

5.	All the other fairs needed to be negotiated between Party A and Party B.

6.	Other terms agreed upon by Party A and Party B:
     If the Employee resigns from his position, the resigning request could be processed only when a new proper employee is engaged by the Party A, as long as there is no transition conducted by an agent. If employee resigns without a transition, Party A shall deduct 40% of the Employee’s salary from his monthly payment. If employee did not transfer Party A’s property, Party A will deduct the value of the property from employee’s paycheck.

7.	This Employment Agreement is made in duplicate. Party A and Party B shall retain a copy respectively after the certification by the Labor Administration Department.

Note: 1.   The leaving person means redundant staff who have employment agreements with former employer but who have long vacation, early retirement or retain one’s position with one’s salary suspended.

          2.   Employees’ employment period does not split a year except for employees who are engaged in seasonal work.